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                                                                     EXHIBIT 4.2


                           TRIBO PETROLEUM CORPORATION
                        TRI-UNION DEVELOPMENT CORPORATION
                           TRI-UNION OPERATING COMPANY

                                  130,000 UNITS
                                  CONSISTING OF

         $1,000 PRINCIPAL AMOUNT OF 12.5% SENIOR SECURED NOTES DUE 2006
                      OF TRI-UNION DEVELOPMENT CORPORATION

                                      WITH

                        ONE SHARE OF CLASS A Common Stock
                         OF TRIBO PETROLEUM CORPORATION

                               PURCHASE AGREEMENT

                                                                   June 13, 2001

JEFFERIES & COMPANY INC.
909 Fannin, Suite 3100
Houston, TX 77010

Ladies and Gentlemen:

         Tri-Union Development Corporation, a Texas corporation (the "Company" or the "Issuer"), Tri-Union Operating Company, a Delaware corporation and a wholly owned subsidiary of the Company (the "Subsidiary"), and Tribo Petroleum Corporation, a Texas corporation and the parent corporation of the Issuer ("Tribo", and together with the Subsidiary, the "Guarantors"), hereby confirm their agreement with you (the "Initial Purchaser") as set forth below.

         1. The Securities. Subject to the terms and conditions herein contained, the Issuer and Tribo propose to issue and sell to the Initial Purchaser an aggregate of 130,000 units (each a "Unit" and collectively, the "Units"), each Unit consisting of $1,000 principal amount of 12.5% Series A Senior Secured Notes due 2006 of the Issuer (the "Notes") and one share of Tribo's Class A Common Stock, par value $.01 per share, of Tribo (the "Class A Common Stock"). The Notes will initially be guaranteed (the "Guarantees") on a senior secured basis by the Guarantors pursuant to a Guaranty Agreement, dated as of the Closing Date, among the Company, the Guarantors and the other parties thereto (the "Guaranty Agreement"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of June 18, 2001 by and among the Issuer, Tribo and Firstar Bank, National Association (the "Trustee"). Additionally, the Initial Purchaser shall receive an aggregate of 65,000 shares of Class B Common Stock, par value $.01 per share, of Tribo (the "Class B Common Stock," and together with the Class A Common Stock, the


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"Common Stock"). The Notes, the Units, the Guarantees and the Common Stock are
collectively referred to herein as the "Securities." Pursuant to the Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, dated as of the Closing Date, given by each of the Issuer and the Subsidiary (the "Mortgages"), the Issuer and the Subsidiary will grant and pledge to Wells Fargo Bank Minnesota, National Association, as collateral agent (the "Collateral Agent"), for the equal and ratable benefit of the holders of the Notes (the "Noteholders") and certain other parties described therein, a security interest in substantially all of the crude oil and natural gas properties of the Company and the Subsidiary. The Mortgages, together with (i) the Guaranty Agreement, (ii) the Pledge and Collateral Account Agreement, dated as of the Closing Date, among the Company, the Collateral Agent and the other parties thereto (the "Pledge Agreement"), and (iii) the Intercreditor and Collateral Agency Agreement, dated as of the Closing Date, among the Company, the Guarantors, the Trustee, the Collateral Agent and the other parties thereto, are sometimes referred to herein collectively as the "Security Documents."

         The Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom. The Notes will be issued pursuant to the Issuer's First Amended Plan of Reorganization (the "Plan") and an order (the "Confirmation Order") entered by The United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court") in In re Tri-Union Development Corporation (Case No. 00-32498-H4-11) (the "Bankruptcy Case"), on May 23, 2001 (the "Confirmation Date") in accordance with 11 U.S.C.
Section 1129.

         In connection with the sale of the Securities, the Issuer and the Guarantors have prepared a final offering memorandum dated June 13, 2001 (the "Final Memorandum" or "Memorandum"), setting forth or including, among other things, a description of the terms of the Securities, the terms of the offering of the Securities and a description of the business and assets of the Issuer and the Guarantors and any material developments relating to the Issuer and the Guarantors occurring after the date of the most recent historical financial statements included therein.

         The Initial Purchaser and its direct and indirect transferees of the Units (and the related Guarantees) will be entitled to the benefits of a registration rights agreement to be dated as of the Closing Date (as defined in Section 3 below) (the "Notes Registration Rights Agreement"), pursuant to which the Issuer and the Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement"), relating to Series B Senior Secured Notes due 2006 of the Issuer (the "Exchange Notes") to be offered in exchange (the "Exchange Offer") for the Notes, and (ii) as and to the extent required by the Notes Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "Notes Shelf Registration Statement"), relating to the resale by certain holders of the Notes. The Initial Purchaser and its direct and indirect transferees will also be entitled to the benefits of an additional registration rights agreement, dated as of the Closing Date (the "Equity Registration Rights Agreement"), pursuant to which the Noteholders and the Initial Purchaser will be entitled to, among other things, the registration under the Act of their shares of Common Stock pursuant to a registration statement to be filed by Tribo (the "Equity Registration Statement," and, together with the Exchange Offer Registration Statement and the Notes Shelf


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Registration Statement, the "Registration Statements") and to use their best efforts to cause such Registration Statements to be declared effective. This Purchase Agreement (this "Agreement"), the Securities, the Indenture, the Notes Registration Rights Agreement, the Equity Registration Rights Agreement, and the Security Documents are hereinafter referred to collectively as the "Operative Documents."

         2. Representations and Warranties. The Issuer and the Guarantors, jointly and severally, represent and warrant to the Initial Purchaser that:

                  (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Issuer or the Guarantors in writing by the Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto.

                  (b) Tribo has the authorized, issued and outstanding capitalization as set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Issuer and of each of the Guarantors have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Subsidiary are and, as of the Closing Date, will be, owned by the Company free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; all of the outstanding shares of capital stock of the Company are and, as of the Closing Date, will be, owned by Tribo free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no outstanding (i) options, warrants or other rights to purchase, (ii) agreements or other obligations of the Issuer or the Guarantor to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Issuer or the Guarantors. Except as disclosed in the Final Memorandum, neither the Issuer nor any of the Guarantors owns, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

                  (c) The Issuer and each of the Guarantors is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; the Issuer and each of the Guarantors is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so


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         qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, assets, condition (financial or otherwise) or results of operations of the Issuer and the Guarantors considered as a whole (any such event, a "Material Adverse Effect").

                  (d) The Issuer and each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Securities as contemplated by this Agreement.

                  (e) This Agreement has been duly and validly authorized, executed and delivered by the Issuer and each of the Guarantors.

                  (f) The Indenture and each other Operative Document to which the Issuer or any of the Guarantors is a party has been duly and validly authorized by the Issuer and the Guarantors (to the extent a party thereto) and, when duly executed and delivered (assuming the due authorization, execution and delivery thereof by each other party thereto), will be the valid and legally binding agreement of the Issuer and the Guarantors, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA").

                  (g) The Notes have been duly and validly authorized for issuance and sale to the Initial Purchaser by the Issuer pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Issuer, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (h) The Exchange Notes have been duly and validly authorized for issuance by the Issuer and, when issued and authenticated in accordance with the terms of the Indenture, the Notes Registration Rights Agreement and the Exchange Offer, will be the legally valid and binding obligations of the Issuer, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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                  (i) Each of the Notes Registration Rights Agreement and the
         Equity Registration Rights Agreement have been duly authorized by the Issuer, the Subsidiary and Tribo, as applicable, and, when duly executed and delivered by the Issuer, the Subsidiary and Tribo, as applicable (assuming the due execution and delivery thereof by the Initial Purchaser), will be the legally valid and binding obligation of the Issuer, the Subsidiary and Tribo, as applicable, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy or U.S. federal or state securities laws relating thereto.

                  (j) The shares of Class A Common Stock and Class B Common Stock to be issued to the Noteholders and the Initial Purchaser, respectively, have been duly and validly authorized for issuance by Tribo and, when issued, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

                  (k) After giving effect to the Plan and the Confirmation Order, no consent, waiver, approval, authorization or order of or filing, registration, qualification, license or permit of or with any court or governmental agency or body, or third party is required for
         (i) the issuance and sale by the Issuer of the Notes to the Initial Purchaser or the consummation by the Issuer of each of the other transactions contemplated hereby or by any of the other Operative Documents, (ii) the issuance and sale by the Guarantors of the Guarantees or the consummation by the Guarantors of the other transactions contemplated hereby or by any of the Operative Documents, or (iii) the issuance and sale by Tribo of the Common Stock, except, in each case, such as have been or, prior to the Closing Date, will be obtained, and other than such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchaser and the receipt by the Issuer and the Guarantors of an order from the Commission declaring the Exchange Offer Registration Statement, the Shelf Registration Statement and/or the Equity Registration Statement effective. Neither the Issuer nor any of the Guarantors is (i) in violation of its charter or bylaws, (ii) after giving effect to the Plan and the Confirmation Order, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) after giving effect to the Plan and the Confirmation Order, in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.


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                  (l) As of the Closing Date, the execution, delivery and
         performance by the Issuer and the Guarantors of this Agreement and each of the other Operative Documents (to the extent a party thereto) and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser and the issuance of the Exchange Notes in the Exchange Offer), do not and will not violate, conflict with or constitute or result in a breach of or a default under (or constitute an event which with notice or passage of time or both would constitute a default under) or cause an acceleration of any obligation under, or (except for the transactions contemplated hereby and thereby) result in the imposition or creation of (or the obligation to create or impose) any lien, security interest or encumbrance on any properties or assets of either the Issuer or any Guarantor with respect to (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the charter or bylaws (or similar organizational document) of the Issuer or any of the Guarantors, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Issuer or any of the Guarantors or any of their respective properties or assets.

                  (m) Each of BDO Seidman, LLP and Hidalgo, Banfill, Zlotnik & Kermali, P.C., who are reporting on the audited financial statements of the Issuer included in the Final Memorandum, are, with respect to the Issuer and each of the Guarantors, independent public accountants within the meaning of the Act and the rules and regulations promulgated thereunder. The audited financial statements of Tribo and related notes thereto included in the Final Memorandum present fairly in all material respects the consolidated financial position of the Issuer and the Guarantors, as of the dates indicated and the consolidated results of their operations and cash flow for the periods specified, and are in accordance in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as though such audited financial statements were being presented in a registration statement on Form S-1 under the Act. The summary and selected financial and statistical data included in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein.

                  (n) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; in each case as though such pro forma financial statements were being presented in a registration statement on Form S-1 under the Act, the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.


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                  (o) The historical information underlying the estimates of the reserves of the Company and the Guarantors supplied by the Company and the Guarantors to Huddleston & Co., Inc. and DeGolyer and MacNaughton, independent petroleum and geological engineering firms (the "Petroleum Engineers"), for the purposes of preparing the reserve reports of the Company referenced in the Final Memorandum (the "Reserve Reports"), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's and the Guarantors' ownership interests in properties, was true and correct in all material respects on the date of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to the Petroleum Engineers were prepared in good faith and with a reasonable basis; the information provided to the Petroleum Engineers for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; to the best of the Company's knowledge, the Petroleum Engineers were, as of the date of the Reserve Reports prepared by them, and are, as of the date hereof, independent petroleum and geological engineers with respect to the Company; and other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Final Memorandum, neither the Company nor any of the Guarantors is aware of any facts or circumstances that have the potential to have a Material Adverse Effect on the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Final Memorandum and as reflected in the Reserve Reports.

                  (p) Except as described in the Final Memorandum, as of the date hereof, (i) except for royalties held in suspense by the Issuer in the ordinary course of business, all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company and the Guarantors have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company and the Guarantors are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a Material Adverse Effect on the Company or the Guarantors, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company or the Guarantors in their respective oil and gas properties, except where such claims could not, singly or in the aggregate, have a Material Adverse Effect on the Company or the Guarantors.

                  (q) The Bankruptcy Court has entered the Confirmation Order in the Bankruptcy Case, confirming the Plan on the Confirmation Date in accordance with 11 U.S.C. Section 1129. The Confirmation Order is a Final Order (as defined in the Plan) and the Plan is not subject and, as of the Closing Date, will not be subject to a stay or injunction issued by any court of competent jurisdiction. Neither the Plan nor the Confirmation Order have been modified, amended or revoked, and the Plan and Confirmation Order are in full force and effect.

                  (r) No order has been entered in the Bankruptcy Case converting such Bankruptcy Case to a case under Chapter 7 of the United States Bankruptcy Code,


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         appointing a trustee or examiner in the Bankruptcy Case pursuant to 11
         U.S.C. Section 1104, dismissing the Bankruptcy Case or granting relief from the automatic stay of 11 U.S.C. Section 362 to allow any person or entity to enforce any lien or security interest in any portion of the Issuer's assets or properties.

                  (s) Except as disclosed in the Final Memorandum, there is not pending or, to the knowledge of the Issuer or the Guarantors, threatened any action, suit, proceeding, inquiry or investigation to which the Issuer or any of the Guarantors is a party, or to which the property or assets of the Issuer or any of the Guarantors is subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Issuer or any of the Guarantors, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                  (t) Each of the Issuer and the Guarantors possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Issuer and the Guarantors has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to perform such obligations or the occurrence of such event would not have a Material Adverse Effect; and neither the Issuer nor any of the Guarantors has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (u) Since the respective dates as of which information is given in the Final Memorandum, except as described therein and except for the transactions contemplated in the Operative Documents, (i) neither the Issuer nor any of the Guarantors has incurred any liabilities or obligations (whether liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured), or entered into or agreed to enter into any transactions or contracts (whether written or oral) not in the ordinary course of business, (ii) the Issuer and each Guarantor has timely paid all liabilities or obligations incurred in the ordinary course of its business consistent with past practices, (iii) neither the Issuer nor any of the Guarantors has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iv) there has not been any change in the capital stock or long-term indebtedness of the Issuer or any of the Guarantors.


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                  (v) Each of the Issuer and the Guarantors has filed all
         necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon except as to taxes any of the Issuer or Guarantors is contesting in good faith; and other than tax deficiencies which the Issuer or Guarantors is contesting in good faith and for which such Issuer or such Guarantors has provided adequate reserves in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Issuer or the Guarantors that would have, individually or in the aggregate, a Material Adverse Effect.

                  (w) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Issuer believes to be reliable and accurate.

                  (x) Neither the Issuer nor any of the Guarantors or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (y) As of the Closing Date, each of the Issuer and the Guarantors has good and defensible title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and defensible title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, security interests, charges, encumbrances or restrictions, except (i) as described in the Final Memorandum, or (ii) Permitted Liens (as defined in the Indenture) to the extent the failure to have such title or the existence of such liens, security interests, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, all Contracts to which the Issuer or any Guarantor is a party or by which any of them is bound are valid and enforceable against the Issuer and each Guarantor, as the case may be, and, to the knowledge of the Issuer and each Guarantor, are valid and enforceable against the other party or parties thereto and are in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or the discretion of the court before which any proceeding therefor may be brought.

                  (z) The Issuer and the Guarantors own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and neither the Issuer nor any of the Guarantors has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.


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                  (aa) There are no legal or governmental proceedings involving or affecting the Issuer or any of the Guarantors or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not so described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not so described in the Final Memorandum.

                  (bb) Except as disclosed in the Final Memorandum or as would not, individually or in the aggregate, have the potential to have a Material Adverse Effect (i) each of the Issuer and the Guarantors is in compliance with and not subject to any pending or, to the knowledge of the Issuer or any of the Guarantors, threatened liability under applicable Environmental Laws (as defined below), (ii) each of the Issuer and the Guarantors has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all Permits required under any applicable Environmental Laws for the current operations and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Issuer and the Guarantors, threatened against the Issuer or the Guarantors under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Issuer or any of the Guarantors, (v) neither the Issuer nor any of the Guarantors has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (vi) no property or facility of any of the Issuer or the Guarantors is (A) listed or, to the knowledge of the Issuer and the Guarantors proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any United States federal, state, municipal, local, territorial or other governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial or administrative body (each a "Governmental Authority"), and (vii) notwithstanding anything in this
         Section 2(bb) to the contrary, no facts or circumstances exist and no event or condition is occurring or, to any of Issuer's or Guarantors' knowledge, has occurred, with respect to Issuer or the Guarantors and relating to any Environmental Law, any release of any hazardous, toxic, dangerous, or petroleum hydrocarbon material, substance, or waste, any chemical, any solid waste, or any other pollutant or contaminant, or any of Issuer's or Guarantors' compliance with all current or reasonably foreseeable future requirements of Environmental Law, that individually or in the aggregate has the potential to have a Material Adverse Effect.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws, regulations, rules, ordinances, codes, orders, decrees, judgments, injunctions or any other legally enforceable requirement issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
         (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, arrangement for disposal or transport or handling of hazardous, toxic, dangerous, or petroleum hydrocarbon material, substance, or waste, any chemical, any solid waste, or any other pollutant or contaminant, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  (cc) There is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Issuer or the Guarantors which is pending or, to the knowledge of the Issuer, threatened.

                  (dd) Each of the Issuer and the Guarantors carries insurance, including self-insurance, in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

                  (ee) Neither the Issuer nor any of the Guarantors has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Issuer or the Guarantors makes or ever has made a contribution and in which any employee of the Issuer or the Guarantors is or has ever been a participant, which in the aggregate could have a Material Adverse Effect. With respect to such plans, each of the Issuer and the Guarantors is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

                  (ff) Each of the Issuer and the Guarantors (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (gg) As of the Closing, after giving effect to the transactions contemplated hereby, neither the Issuer nor any of the Guarantors will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (hh) The Units, the Notes, the Guarantees, the Class A Common Stock, the Class B Common Stock, the Indenture, and the Notes Registration Rights Agreement, the Equity Registration Rights Agreement and the Security Documents conform in all material respects to the descriptions thereof contained in the Final Memorandum.

                  (ii) The Final Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (jj) No holder of securities of the Issuer or any Guarantor will be entitled to have such securities registered under the registration statements required to be filed by the Issuer or any Guarantor pursuant to either of the Registration Rights Agreement or the Equity Registration Rights Agreement, other than as expressly permitted thereby.

                  (kk) Credit Lyonnais, New York Branch, as agent for certain lenders ("Credit Lyonnais") party to that certain Amended and Restated Credit Agreement (as heretofore modified and amended, the "Credit Agreement") by and among the Issuer, Credit Lyonnais and said lenders, dated as of March 31, 1998, has delivered a letter (the "Payoff Letter") acknowledging, among other things, the payment in full on the Closing Date by the Issuer of the Obligations (as defined in the Credit Agreement) and the unconditional release by Credit Lyonnais of all Lender Liens (as defined in the Credit Agreement) under the Credit Agreement and all related Collateral Documents (as defined in the Credit Agreement). With respect to each of the claims and liabilities described on Exhibit A hereto (collectively, the "Lien Claims"), fully executed releases of such claims and liabilities and any and all liens and security interests securing the same, suitable for filing with the appropriate Governmental Authorities and otherwise satisfactory in form and substance to counsel for the Initial Purchaser, have been delivered to the Lien Agent. Upon receipt from the Issuer by the Lien Agent of the full amount of the Lien Claims, the Lien Agent is unconditionally obligated to release and deliver such releases for filing with the appropriate Governmental Authorities.

                  (ll) The total aggregate amount of the Issuer's and Guarantors' liability on the date hereof with respect to the disputed claims and liabilities is described on Exhibit B attached hereto (collectively, the "Disputed Claims"). To the best of the Issuer's and the Guarantors' knowledge, there are no facts or circumstances which (with the passage of time or the giving of notice or both) could give rise to any additional claims or liabilities against the Issuer or the Guarantors in connection with the Disputed Claims or increase the total aggregate amount of the Disputed Claims.

                  (mm) Immediately after the consummation of the transactions contemplated by this Agreement and the Indenture, (i) the fair value and present fair saleable value of the assets of each of the Issuer and the Guarantors will exceed the sum of its stated liabilities and identified contingent liabilities; neither the Issuer nor any of the Guarantors (each on a consolidated basis) is, nor will the Issuer or the Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and each of the other Operative Documents, and the consummation of the transactions contemplated hereby and thereby, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent, and (ii) the Issuer and each of the Guarantors will, upon the issuance of the Notes and the grant of the Mortgages, Guarantees and liens and security interests in connection therewith, receive a reasonably equivalent value or fair consideration for such indebtedness and the grant of security therefor, so that, in any event, the issuance of the Notes and the grant of security therefor will not constitute a fraudulent transfer or conveyance under any applicable federal or state law providing protection for creditors from and against a fraudulent transfer or conveyance.

                  (nn) Neither the Issuer nor any of the Guarantors or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (oo) When the Securities are delivered pursuant to this Agreement, none of the Securities will be of the same class (within the meaning of Rule 144A under the Act) as any other securities of the Issuer or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (pp) Subsequent to the respective dates as of which information is given in the Final Memorandum and up to the Closing Date, except as set forth in the Final Memorandum, there has not been, individually or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Issuer and the Guarantors taken as a whole (including, without limitation, any material downward revision in the Issuer's estimated proved reserves) other than any such effect caused solely by decreases in crude oil, natural gas liquids and natural gas prices (any such event, a "Material Adverse Change").

                  (qq) Assuming that the representations and warranties of the Initial Purchaser contained in Section 8 are true and correct, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser or the reoffer and resale by the Initial Purchaser in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture in respect of the Notes under the TIA.

                  (rr) The form of the Security Documents, including the financing statements for the Mortgages (the "Financing Statements") and the form of acknowledgments thereto, comply with the laws of the jurisdiction where the property and interests covered by such documents are located, including all applicable recording, filing and registration laws and regulations, and are adequate and legally sufficient for the purposes intended to be accomplished thereby.

                  (ss) The descriptions of those portions of the Mortgaged Property (as defined in the Mortgages) or collateral which are described in the Mortgages are legally sufficient descriptions for the purpose of creating and maintaining the liens and security interests purported to be created by the Mortgages and for the purposes of all applicable recording, filing and registration laws in the jurisdiction where the property and interests covered by such documents are located.

                  (tt) Upon the recordings and filings as provided in the following paragraph, the Mortgages are effective to create in favor of the Trustee for the benefit of the Noteholders, as security for the payment of the Indebtedness (as defined in the Mortgages), a valid mortgage or deed of trust lien on all of the Issuer's and the Guarantors' right, title and interest in and to the portion of the Mortgaged Property constituting real property described in the Mortgages as being mortgaged thereby and a perfected security interest in all of the Issuer's and the Guarantors' right, title and interest in and to the portion of the Mortgaged Property constituting property, other than real property, in which a security interest can be created, and perfected by the filings contemplated by the following paragraph, under Article 9 of the Uniform Commercial Code as in effect in the States of Texas, Louisiana and California.

                  (uu) Fully executed counterparts of the Mortgages should be filed for record in each county or parish in the States of Texas, Louisiana and California where any portion of the Mortgaged Property is located (or, in the case of properties located on the Outer Continental Shelf, in the adjacent county or parish). Fully executed counterparts of the Financing Statements should be filed for record with the Secretary of State of the States of Texas and California and with the Parish Clerk of the Parish of East Baton Rouge, Louisiana. Other than the foregoing, no authorization, consent, approval, license or exemption of, or filing or registration with, any Governmental Authority of the States of Texas, Louisiana or California is necessary for either the due execution and delivery by the Issuer and the Guarantors of the Mortgages or the Financing Statements or with the holding and enforcement by the Trustee of the Mortgages secured thereby, except for such authorizations, consents, approvals, licenses or exemptions of, or filings or registrations with any Governmental Authority that are required to be obtained or maintained, as the case may be, by the Trustee in order for the Trustee to be or remain qualified to act in the capacity of trustee.

                  (vv) For so long as the Notes are outstanding and not matured, after the recordings and filings specified in the previous paragraph have occurred, no instruments need be recorded, registered or filed or re-recorded, re-registered or re-filed in any public office in the States of Texas, Louisiana or California in connection with the execution and delivery of the Mortgages or the Financing Statements in order to maintain the perfection and priority of the liens and security interests created thereby after the date of recordation, other than (i) that in the case of proceeds constituting a portion of the Mortgaged Property, continuation of perfection of the Trustee's security interest therein is limited to the extent set forth in the Uniform Commercial Code as in effect in the States of Texas, Louisiana and California,
         (ii) that in the case of property which becomes Mortgaged Property after the date hereof, 11 U.S.C. Section 552 limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case, and (iii) continuation statements as required by the Uniform Commercial Code as in effect in the States of Texas, Louisiana and California.

                  (ww) No state or local recording tax, stamp tax or other similar fee, tax or governmental charge (other than statutory filing and recording fees to be paid upon the filing of the Mortgages or the Financing Statements) is required to be paid in connection with the filing and recording of the Mortgages or the Financing Statements.

                  (xx) The execution, delivery and performance of by the Issuer and each of the Guarantors of its obligations under the Mortgages will not result in a violation of any laws, rules and regulations of the States of Texas, Louisiana or California which are normally applicable to transactions of the type provided for in the Security Documents.

                  (yy) A state court of competent jurisdiction or a federal court sitting in the State of Texas, Louisiana or California of competent jurisdiction and applying conflicts of laws principles of such states, as applicable, if properly presented with a choice of law issue, should honor the choice of New York law to govern the Indenture and the other Security Documents that state such documents shall be governed by the laws of the State of New York, except to the extent the laws of other jurisdictions may be mandatorily applicable to certain matters under the Security Documents.

                  (zz) The representations and warranties of the Issuer and the Guarantors, as applicable, contained in Article IV of each of the Mortgages are true and correct and are hereby incorporated herein mutatis mutandis as representations and warranties of the Issuer and the Guarantors, respectively.

                  (aaa) The Company and the Subsidiary have negotiated definitive oil and gas production hedging agreements (the "Approved Hedging Agreements") with the Approved Hedge Counterparties (as defined in the Final Memorandum) party thereto as described under the heading "Description of Notes--Certain Covenants--Hedging Obligations" in the Final Memorandum.

         Any certificate signed by any officer of the Issuer or any Guarantor and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by the Issuer and the Guarantors to the Initial Purchaser as to the matters covered thereby.

         3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions set forth herein, the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase, 130,000 Units (and the related Guarantees) at a purchase price of $907.50 per Unit, as described below. As additional consideration for services rendered by the Initial Purchaser in connection with the transactions contemplated by this Purchase Agreement, Tribo agrees to issue to the Initial Purchaser an aggregate of 65,000 shares of Class B Common Stock. At the closing, (i) one or more certificates representing the Units (comprised of a global Note and a global certificate representing the Class A Common Stock) in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC")

(the "Global Certificates"), (ii) one or more certificates representing the Units (comprised of a certificated Note and a physical certificate representing the Class A Common Stock) in certificated form and registered in the name of such Persons as the Initial Purchaser shall designate prior to the Closing Date, and (iii) a global certificate representing the Class B Common Stock, registered in the name of Cede & Co., a nominee of DTC, shall be issued and delivered by the Issuer and Tribo, as applicable, to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefore by wire transfer (same-day funds) to such account or accounts as the Issuer and Tribo shall specify prior to the Closing Date (or by such means as the parties hereto shall agree prior to the Closing Date). Closing of the issuance, purchase, sale and delivery of the Securities (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin Street, Houston, Texas 77002 at 8:00 a.m., central daylight time, on June 18, 2001, or such other date, time or location as may be mutually acceptable, such time and date of delivery against payment being referred to herein as the "Closing Date."

         4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Units at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

         5. Covenants of the Issuer and the Guarantors. The Issuer and the Guarantors, jointly and severally, covenant and agree with the Initial Purchaser that:

                  (a) The Issuer and the Guarantors will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent, which consent shall not unreasonably be withheld. The Issuer and the Guarantors will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

                  (b) The Issuer and the Guarantors will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, neither the Issuer nor the Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the initial resale by the Initial Purchaser of the Units (and the related Guarantees) or the Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuer will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Issuer, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Issuer will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

                  (e) The Issuer will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

                  (f) For so long as any of the Securities (other than the Common Stock) remain outstanding, the Issuer and the Guarantors will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Issuer and the Guarantors to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuer or Tribo with the Commission or any national securities exchange on which any class of securities of the Issuer or Tribo may be listed.

                  (g) Prior to the Closing Date, Tribo will furnish to the Initial Purchaser, as soon as they have been prepared, if at all, a copy of any available unaudited consolidated interim financial statements of Tribo for any period subsequent to the period covered by the most recent financial statements of the Company appearing in the Final Memorandum.

                  (h) Neither the Issuer nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

                  (i) The Issuer will not, and will not permit any of the Guarantors to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (j) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchaser thereof, the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (k) The Issuer will use its best efforts to (i) permit the Securities to be designated for trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") of the NASD and (ii) permit the Securities to be eligible for clearance and settlement through DTC.

                  (l) The Issuer and each Guarantor will comply with their respective obligations under the Plan, the Confirmation Order and any Plan Documents (as defined in the Plan).

                  (m) Prior to the Closing Date, the Issuer and the Guarantors shall not modify or amend the Plan or the Confirmation Order without the written consent of the Initial Purchaser which consent shall not be unreasonably withheld.

                  (n) Concurrently with the Closing, the Company and the Subsidiary shall execute and deliver the Approved Hedging Agreements and shall execute one or more hedging transactions with the Approved Hedge Counterparties under the Approved Hedging Agreements.

                  (o) The Company will cure promptly any defects in the creation and issuance of the Securities and the execution and delivery of the Security Documents and any amendments thereto. At its expense, the Company will promptly execute and deliver to the Collateral Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Company in the Security Documents and any amendments thereto or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Documents and any amendments thereto, or to state more fully the security obligations set out herein or in any of the Security Documents or any amendments thereto, or to perfect, protect, preserve and maintain any liens created pursuant to any of the Security Documents or any amendments thereto and the first priority status of such liens (subject only to Permitted Liens (as defined in the Indenture)), or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith. The Company and the Guarantors will warrant and defend the first priority status of the liens created by the Security Documents and any amendments thereto, subject only to Permitted Liens.

                  (p) If delivery of the local counsel opinions required by
         Section 7(a)(ii) is waived by the Initial Purchaser on the Closing Date, then the Issuer shall deliver such local counsel opinions on or before the fifth business day following the Closing Date.

                  (q) To the extent waived by the Initial Purchaser on the Closing Date, the Issuer shall deliver the opinions of local counsel required by Section 7(a)(ii) of the Agreement on or before the fourth business day following the Closing Date.

                  (r) Each of the Company and the Guarantors shall use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

         6. Fees and Expenses. The Issuer and the Guarantors agree, jointly and severally, to pay all costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuer, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto,
(vi) expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including reasonable fees and expenses of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market, (ix) any fees charged by investment rating agencies for the rating of the Securities and (x) all reasonable fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with the transactions contemplated hereby (including fees and expenses of Vinson & Elkins L.L.P., as counsel to the Initial Purchaser). If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuer and the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuer and the Guarantors agree, jointly and severally, to promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Securities. Additionally, the Issuer and the Guarantors shall pay to the Initial Purchaser, on the Closing Date, a financial advisory fee in the amount of $4,000,000 for financial advisory services rendered by the Initial Purchaser to the Issuer and the Guarantors in connection with the transactions contemplated by this Agreement.

         7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Securities shall, in its sole discretion, be subject to the satisfaction or waiver of each of the following conditions on or prior to the Closing Date:

                  (a) On the Closing Date, the Initial Purchaser shall have received the opinions, dated as of the Closing Date and addressed to the Initial Purchaser, of (i) Thompson & Knight LLP, counsel for the Issuer and the Guarantors, and (ii) local counsel for the Issuer and the Guarantors in the States of Louisiana and California, each in form and substance reasonably satisfactory to counsel for the Initial Purchaser, and each subject to customary assumptions and qualifications.

                  (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Vinson & Elkins L.L.P., counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require.

                  (c) The Initial Purchaser shall have received from each of BDO Seidman, LLP and Hidalgo, Banfill, Zlotnik & Kermali, P.C. a comfort letter or letters dated the date hereof and dated as of the Closing Date, in form and substance satisfactory to the Initial Purchaser and its counsel.

                  (d) The representations and warranties of the Issuer and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for the representations and warranties that were true and correct as of a certain specified date, which shall continue to be true and correct as of such date); the statements of the Issuer's and the Guarantors' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Issuer and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (e) The sale of the Securities hereunder shall not be enjoined or stayed (temporarily or permanently) on the Closing Date.

                  (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), neither the Issuer nor any of the Guarantors shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (g) The Initial Purchaser shall have received a certificate, dated the Closing Date, of the Company and each of the Guarantors, signed on behalf of the Company and each of the Guarantors by their respective Chairmen of the Board, Presidents or any Senior Vice Presidents and Chief Financial Officers, to the effect that:

                           (i) The representations and warranties of the Issuer
                  and the Guarantors, as applicable, contained in the Purchase Agreement are true and correct on and as of the date hereof and on and as of the Closing Date (except for the representations and warranties that were true and correct as of a certain specified date, which shall continue to be true and correct as of such date), and the Issuer and the Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) At the Closing Date, since the date hereof or
                  since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known to the Issuer or the Guarantors, as applicable, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect (including, without limitation, any material downward revision in the Issuer's or the Guarantors' estimated proved reserves) other than any such effect caused solely by decreases in the prices of crude oil, natural gas liquids and natural gas; and

                           (iii) The sale of the Securities hereunder has not
                  been enjoined or stayed (temporarily or permanently).

                  (h) On the Closing Date, the Initial Purchaser shall have received each of the Notes Registration Rights Agreement and the Equity Registration Rights Agreement executed by the Issuer and each of the Guarantors.

                  (i) On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received from the Issuer and the Guarantors executed Security Documents.

                  (j) On or before the Closing Date, the Initial Purchaser shall have received from the Issuer and the Guarantors evidence of the unconditional release of the liens and security interests granted in favor of Credit Lyonnais on any property of Richard Bowman ("Bowman"), the Issuer and the Guarantors and the Issuer shall have, concurrently with the Closing, paid to Credit Lyonnais all amounts set forth in the Payoff Letter.

                  (k) On or before the Closing Date, the Initial Purchaser shall have received from the Issuer and the Guarantors evidence of the unconditional release of the liens and security interests granted on any property of Bowman, the Issuer and the Guarantors in favor of each of the creditors under Classes 2 and 3 of the Plan.

                  (l) On or before the Closing Date, the Initial Purchaser shall have received from the Issuer and the Guarantors evidence of the execution of the agreed order of dismissal with prejudice and mutual releases of the Lawsuits (as defined in the Confirmation Order) by the Lawsuit Parties (as defined in the Confirmation Order) as required by the Confirmation Order.

                  (m) Concurrently with the Closing, the Issuer shall have transferred to the Lien Agent an amount equal to the Initial Escrow Funding (as defined in the Plan).

                  (n) Concurrently with the Closing, the Issuer shall have transferred to the Disbursing Agent an amount equal to the Class 5 Funding (as defined in the Plan).

                  (o) Concurrently with the Closing, the Issuer shall have certified to the Initial Purchaser that it has executed one or more hedging transactions with the Approved Hedge Counterparties under the Approved Hedging Agreements.

                  (p) On the Closing Date, the Initial Purchaser shall have received letters, dated as of the Closing Date and addressed to the Initial Purchaser, of Huddleston & Co., Inc. and DeGolyer and MacNaughton, independent petroleum engineers for the Company, in form and substance reasonably satisfactory to the Initial Purchaser.

                  (q) The Confirmation Order shall be a Final Order and consummation of the Plan shall not be enjoined or stayed (temporarily or permanently) on the Closing Date.

                  (r) On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received certified copies of the Plan, the Confirmation Order and the docket of the Bankruptcy Court after June 4, 2001 showing that the Confirmation Order is a Final Order.

                  (s) On or before the Closing Date, the Issuer shall have received executed withdrawal of claim forms from Bowman and Tribo whereby each of them withdrawal all of their respective claims filed in the Bankruptcy Case.

                  (t) On or before the Closing Date, the Issuer shall have (i) consummated the Receipt, Release and Settlement Agreement (as amended, the "MMS Settlement Agreement") between the Issuer and the United States of America, by and through the Department of the Interior, Minerals Management Service (the "MMS"), as approved by the Bankruptcy Court in the Confirmation Order, (ii) replaced Frontier (as defined in the MMS Settlement Agreement) with a surety approved by the United States Treasury, (iii) caused such replacement surety to issue new bonds as required by the terms of the MMS Settlement Agreement, (iv) entered into an indemnity agreement in favor of such replacement surety, (v) paid all amounts due and owing on the Closing Date under the MMS Settlement Agreement, and (vi) received executed withdrawal of claim forms from the MMS withdrawing all claims filed in the Bankruptcy Case.

                  (u) On or before the Closing Date, the Issuer shall have executed a disbursing services agreement with each of the Lien Agent and the Disbursing Agent.

                  (v) On or before the Closing Date, the Issuer shall have filed objections with the Bankruptcy Court to all Disputed Claims as required by the Plan.

                  (w) On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuer and the Guarantors as they shall have heretofore reasonably requested from the Issuer.

         All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Issuer shall furnish or cause to be furnished to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request. If the Initial Purchaser waives the satisfaction of any of the foregoing conditions on or prior to the Closing Date, the Company shall use its best efforts to cause such conditions to be satisfied within five business days following the Closing Date.

         8. Offering of Units; Restrictions on Transfer. The Initial Purchaser has advised the Issuer that it proposes to offer the Units (and the related Guarantees) for sale upon the terms and conditions set forth in this Agreement and in the Final Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Issuer and the Guarantors that the Initial Purchaser (i) is purchasing the Units (and the related Guarantees) pursuant to a private sale exempt from registration under the Act, (ii) has not solicited and will not solicit offers for, or offer or sell, the Units (and the related Guarantees) by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and (iii) will solicit offers for the Units (and the related Guarantees) only from, and will offer, sell or deliver the Units (and the related Guarantees) as part of their initial offering only to, (A) persons whom the Initial Purchaser reasonably believes to be qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A or (B) to a limited number of accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Act that make the representations to and agreements with the Company specified in Annex A to the Final Memorandum in private sales exempt from registration under the Act. The Initial Purchaser will deliver to each purchaser of the Units (and the related Guarantees) in connection with its original distribution of the Units (and the related Guarantees), a copy of the Final Memorandum, as amended and supplemented at the date of such delivery.

         9. Indemnification and Contribution.

                  (a) The Issuer and the Guarantors agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, its affiliates and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                           (i) any untrue statement or alleged untrue statement
                  of any material fact contained in the Final Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Issuer or based upon written information furnished by or on behalf of the Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

                           (ii) the omission or alleged omission to state, in
                  the Final Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchaser, each such affiliate and each such controlling person for any reasonable legal or other reasonable expenses incurred by the Initial Purchaser, such affiliate or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuer by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Issuer and the Guarantors may otherwise have to the indemnified parties. The Issuer and the Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

                  The Initial Purchaser shall not, without the prior written consent of the Issuer, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Issuer is or could have been a party, or indemnity could have been sought hereunder by the Issuer, unless such settlement (A) included an unconditional written release of the Issuer, in form and substance reasonably satisfactory to the Issuer, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Issuer.

                  (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuer and the Guarantors, their respective directors and their respective officers and each person, if any, who controls the Issuer or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer or any of the Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Final Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Final Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to the Issuer by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Issuer or any of the Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld.

                  The Issuer shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve the indemnifying party from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Issuer in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuer on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuer and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each affiliate of the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Initial Purchaser, and each director of the Issuer, each officer of the Issuer and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer.

         10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuer and the Guarantors, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuer and the Guarantors, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in
Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Termination.

                  (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Issuer given prior to the Closing Date in the event that the Issuer or any Guarantor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                           (i) the Issuer or any of the Guarantors shall have
                  sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of any of the Issuer or the Guarantors), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                           (ii) trading in securities generally on the New York
                  Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                           (iii) a banking moratorium shall have been declared
                  by New York or United States authorities;

                           (iv) there shall have been (A) an outbreak or
                  escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or
                  (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum;

                           (v) the Notes fail to receive a rating or, if the
                  Notes have received such rating, are thereafter downgraded such that the Notes are rated below "B-3" by Moody's Investors Service, Inc. or "B-" by Standard & Poor's Ratings Services;

                           (vi) an order is entered in the Bankruptcy Case
                  converting the Bankruptcy Case to a case under Chapter 7 of the United States Bankruptcy Code, appointing a trustee or examiner in the Bankruptcy Case pursuant to 11 U.S.C. Section 1104, dismissing the Bankruptcy Case or granting relief from the automatic stay of Section 362 to allow any person or entity to enforce any lien or security interest in any portion of the Issuer's assets or properties; or

                           (vii) the Confirmation Order shall have been revoked
                  or vacated.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

         12. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph on the front cover page, the paragraph regarding stabilization on page i, the first and third sentences of the third paragraph, the fourth and sixth paragraphs, the fifth and sixth sentences of the seventh paragraph and the eighth paragraph under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Issuer for the purposes of Sections 2(a) and 9 hereof and the Initial Purchaser confirms that such statements are correct as of the date hereof and as of the Closing Date.

         13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to Jefferies & Company, Inc., 909 Fannin, Suite 3100, Houston, Texas 77010, Attention: Todd A. Dittmann, with a copy to Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas 77002-6760, Attention: T. Mark Kelly; if sent to the Issuer or the Guarantors, if any, shall be mailed or delivered to the Issuer at 530 Lovett Boulevard, Houston, Texas 77006-4021, Attention: R. Kelly Plato, with a copy to Thompson & Knight, LLP, 1200 Smith Street, Suite 1600, Houston, Texas 77002,
Attention: Barry Davis.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

         14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Issuer and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuer and the


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


Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuer and the Guarantors, if any, their respective officers and any person or persons who control the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

         15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter, which has been executed on June 13, 2001, shall constitute a binding agreement between the Issuer, the Guarantors and the Initial Purchaser.

                                             Very truly yours,

                                             TRI-UNION DEVELOPMENT CORPORATION


                                             ---------------------------------
                                             Richard Bowman, President


                                             TRI-UNION OPERATING COMPANY


                                             ---------------------------------
                                             Richard Bowman, President


                                             TRIBO PETROLEUM CORPORATION


                                             ---------------------------------
                                             Richard Bowman, President


The foregoing Agreement is hereby
confirmed and accepted on June 13, 2001.

JEFFERIES & COMPANY INC.


By:
   -------------------------------------
Name:
Title:


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